UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 19, 2020

Stericycle, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-37556	36-3640402
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2355 Waukegan Road

Bannockburn, Illinois 60015

(Address of principal executive offices including zip code)

(847) 367-5910

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01	SRCL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 19, 2020, Stericycle, Inc. (the “Company”) announced that David W. Stahl, the Company’s Executive Vice President and Chief Information Officer, will be departing the Company effective June 27, 2020, and that Janet H. Zelenka, the Company’s Executive Vice President and Chief Financial Officer, will assume the additional duties and responsibilities of Chief Information Officer, effective June 28, 2020.  The organizational change reflects the streamlining of the Company following execution of its portfolio rationalization initiative, deferral of deployment of the Company’s enterprise resource planning (“ERP) system to 2021 given restrictions imposed by COVID-19, the advanced state of preparation for deployment of the ERP system, and the continued focus on cost management.  The Company anticipates that combining the roles of Chief Financial Officer and Chief Information Officer will further support effective IT-related internal controls implementation, operation of the ERP system as designed and enhanced efficiency of financial systems. Ms. Zelenka has previous information technology experience as Chief Information Officer of Essendant Inc.

In recognition of the additional duties and responsibilities being undertaken by Ms. Zelenka as Chief Information Officer, the Compensation Committee of the Board of Directors (the “Board”) recommended, and the Board approved, an increase in Ms. Zelenka’s base salary from $575,000 per year to $625,000 per year. No other changes were made to Ms. Zelenka’s compensation arrangements with the Company.

The financial terms of Mr. Stahl’s departure have not yet been finally determined.  The Company will file an amendment to this Current Report on Form 8-K once such terms have been determined.

The Company thanks Mr. Stahl for his service to the Company and his many valuable contributions.

Forward Looking Statements

This document may contain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. When we use words such as “believes,” “expects,” “anticipates,” “estimates” “may,” “plan,” “will,” “goal” or similar expressions, we are making forward-looking statements.  Forward-looking statements are prospective in nature and are not based on historical facts, but rather on current expectations and projections of our management about future events and are therefore subject to risks and uncertainties, which could cause actual results to differ materially from the future results expressed or implied by the forward-looking statements. Factors that could cause such differences include, among others, developments in the COVID-19 pandemic and the resulting impact on the results of operations, precautions we have taken to safeguard the health and safety of our employees which may make certain of our business processes less efficient, measures taken by governmental authorities to prevent the spread of COVID-19 which could disrupt our supply chain, result in disruptions in transportation services and restrictions on the ability of our employees to travel, result in temporary closure of our facilities or the facilities of our customers and suppliers, affect the volume of paper processed by our Secure Information Destruction services and the revenue generated from the sale of SOP, disruptions in our relationships with our employees as a result of certain cost-saving measures, an economic slowdown in the U.S. and other countries resulting from the outbreak of COVID-19, SOP pricing volatility, foreign exchange rate volatility in the jurisdictions in which we operate, the volume and size of any recall events, changes in governmental regulation of the collection, transportation, treatment and disposal of regulated waste or the proper handling and protection of personal and confidential information, the level of government enforcement of regulations governing regulated waste collection and treatment or the proper handling and protection of personal and confidential information, decreases in the volume of regulated wastes or personal and confidential information collected from customers, the ability to implement our ERP system, charges related to portfolio rationalization or the failure of divestitures to achieve the desired results, failure to consummate transactions with respect to non-core businesses, the obligations to service substantial indebtedness and comply with the covenants and restrictions contained in our credit agreements and notes, a downgrade in our credit rating resulting in an increase in interest expense, political, economic, inflationary and other risks related to our foreign operations, the outcome of pending or future litigation or investigations including with respect to the U.S. Foreign

Corrupt Practices Act, changing market conditions in the healthcare industry, competition and demand for services in the regulated waste and secure information destruction industries, failure to maintain an effective system of internal control over financial reporting, delays or failures in implementing remediation efforts with respect to existing or future material weaknesses, disruptions in or attacks on information technology systems, as well as other factors described in our filings with the U.S. Securities and Exchange Commission, including our Annual Report on Form 10-K and subsequent Quarterly Reports on Forms 10-Q. As a result, past financial performance should not be considered a reliable indicator of future performance, and investors should not use historical trends to anticipate future results or trends. We disclaim any obligation to update or revise any forward-looking or other statements contained herein other than in accordance with legal and regulatory obligations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: June 19, 2020	Stericycle, Inc.

By:	/s/ Janet H. Zelenka

Janet H. Zelenka
Executive Vice President and Chief Financial Officer